UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 1, 2013

South American Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52156	98-0486676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3645 E. Main Street, Suite 119, Richmond, IN	47374
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 356-9726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Memorandum of Understanding to Earn-In eighty percent interest in The Kelly project.

On May 1, 2013, South American Gold Corp. (the “Company” or “SAGD”) entered into a  Memorandum of Understanding (the “Agreement”) with BMZ, Ltd. (“BMZ”) for a proposed definitive agreement to be signed within one hundred and eighty days for SAGD to earn-in a eighty percent interest in the Kelly project.  The contemplated definitive agreement requires SAGD to make a payment of $5,000; a work commitment on the project of $5,000 in 2013, $25,000 in 2014, and $40,000 a year thereafter with a minimum of $350,000 over 10 years; be responsible for all claim maintenance fees; pay a royalty ranging from three to five percent of all production from the property (which can be purchased by SAGD for $500,000; and an option to purchase the property for $1,000,000.

Description of Property

Land Status

The Kelly project consists of  16 unpatented mining claims covering approximately 320 acres, broken down into 4 claim groups : Kelly Mine, Kelly West, Millenium, and DWS.

Claim Name	LM Recording No.

Kelly I Lode	MMC 220240
Kelly-West Lode	MMC220241
Millennium Silver Lode	MMC220242
Girlie Boy Lode	MMC 220243
St Thomas Lode	MMC 204579
St Luke Lode	MMC 209878
Dowser Lode	MMC 212172
Dowser-East Lode	MMC 212171
Dowser-West Lode	MMC 222851
DW-1	MMC 222850
DW-2	MMC 222847
DW-3	MMC 222848
DW-4	MMC 222849
DW-5	MMC 220239

Location and Access

Marysville Mining District, Marysville, Montana.

Climate and Physiography

The Kelly properties are located on the side of a steep northwesterly trending ridge The topography is mountainous with steep sided valleys. Elevations within the property areas range fr Vegetation is dominated by coniferous forest, with large areas of  meadow grassland in areas where soil cover is too thin to support conifer trees.   The forests  are dominated by Douglas fir,  Lodge Pole Pine; elevation  6,200 ft. to 7,331 ft. above sea-level. The prevailing climate is temperate with a mean annual temperature of about 45oF. Summer temperatures can reach 90oF. Winter temperatures can be as low as -20oF. Annual precipitation is approximately 40 inches. Snowfall accumulation of 8 to 10 ft. is not uncommon.

Local Resources

There are sufficient local resources for general material and supplies, and general labor. Electric power lines are within a mile of the property and water supply appears adequate for the property, though an assessment will be required for water supply for expanded drilling programs and future potential milling requirements.

Regional Geology

This information is derived from a private report provided by the owners of the property, it has not been independently verified by the company and is included for informational purposes only.

The geology of the Marysville district is dominated by Pre-Cambrian aged Belt meta-sediments. These sediments are locally known as the Empire (shale) and Helena Formations (siliceous limestone).Into these sediments a tertiary batholith, the Marysville Stock/Boulder Batholith (quartz diorite), and a series of randomly orientated porphyritic dykes and sills (micro-diorite) have been intruded. The stock is not exposed on the surface in the claim areas, however an E-W trending porphyrytic dyke is is exposed in a dozer trench on the Kelly claimand an adit on the Dowser claim penetrates N-S trending porphrytic dyke almost 100 feet.

The Marysville district is near the southeast end of the Lewis and Clark line, a zone of right-lateral strike-slip faulting. It is a major fault zone that has been intermittently active since the mid-Proterozoic, with significant activity between 45 to 85 million years ago.

The Pre-Cambrian meta-sedimentary rocks are folded and fractured.  The meta-sedimentary rocks around the stock dip away from it and appear to have been slightly domed by it. The predominant bedding is dipping 10o to 20o to the northwest.

Southwest of the stock, the metasediments are affected by a doubly-plunging anticline extending from Empire Creek SE to Bald Butte. Its origin possibly reflects a combination of doming from underlying Tertiary intrusions coupled with compression, and has resulted in a series of northwest trending symmetrical anticlines and synclines.

Principal fissure veins formed along east-west to northwest-striking faults. The Drumlummond vein resulted from convergence (or intersection) of several of these faults along the country rock-stock contact. Secondary (contemporaneous) northwest fractures were locally mineralized. Splits are common along major fissures, ranging from insignificant structures that rapidly pinch off to significant ore-bearing veins.

The veins are dominated by oxide minerals, Limonite (an iron oxide), and Malachite (copper) mineralization within the veins. Around many of the veins there is an intense alteration halo, characterized by silica flooding immediately adjacent to the vein (resulting in the Empire shale being converted to an extremely friable white to light gray rock), and succeeded outwards by the intense development of biotite and orthoclase, and the conversion of the Empire Formation from a grey/green to dark (black) granular, banded rock.

Metallurgy

The company has no metallurgical tests relating to the property nor historical information as to recoveries of metal from ore formerly produced We do have information as to assays based on grab samples from various locatins which we seek to independently verify.

Reserves and Mineralized Material

There are no established reserves or mineralized material on the property according to available information on the project.

Permitting

The property is located on BLM land which requires Notice of Intent or Plan of Operation (POO) to be filed and approved, depending on the scale of operation.An exploration license is required to initiate exploration activities of a SME(Small Miners Exemption)permit is required to conduct mining activities involving minimal surface disturbance or water discharge.. The company has retained an experienced mining engineer familiar with the Montana permitting process.

History and Historical Information on the Property

The following information has been provided by independent sources not been independently verified by the Company but provided for general informational purposes, and it should not be assumed that prior production  or sampling results are an indication of potential future results

The Kelly silver prospect was discovered in the 1880s.  Anomalous silver values were identified by AMAX and Guld Titanium in 1984-86 . In 1997 G.M.R.V. received the appropriate permits to re-open the adit. Initial sampling in 1998 identified a silver-copper bearing structure. Sampling in 2001 field-season returned assays with indications of silver and copper .

The Millenium Silver prospect was discovere din the later 1800’s.GMRV reopened an adit  in 2005, and a silver-copper bearing structure was identified. In 2011 a gold bearing structure was identified.

The Company has former assay results which it wil lrveiew and will develop a plan to independently verify.

Development Work on the Property

KELLY ADIT

The Kelly Vein has been explored by a 500 ft. long drift and an in filled shaft.  Results of this work are not available.   No known drilling has been conducted on the property except a short hole was drilled in 2002 which identified a possible western extension of the Kelly vein, .

KELLY WEST

The Kelly West property has been explored by a shaft and a large number of prospect pits. Results of this work are not available.  The shaft is now mostly caved in.

MILLENIUM SILVER

The Millenium Silver portion of the Kelly project shows evidence of activity and exploration as early as the late 1800’s.. of which there has been identified 4 adits, a shaft,and several prospect pits.Results of this work are not available.

DWS Claims

The DWS claism have been explored by one adit and several prospect pits along a contact between meta-sediments and a N-S trending porphyrytic dyke (Belmot porphyry).results of this work are not available.

Exploration Plan

The Company’s initial plans include compiling and reviewing all historical information on the property, and conducting initial site visits to determine costs and schedules for geological mapping, and status of the underground workings, and determining the optimum exploration plan based on this initial work. Our exploration plan will focus on determining grades, and targeting areas that may yield commercial grades and sufficient tonnages to justify rehabilitation of underground workings and drilling to delineate potential mineralization. This preliminary assessment will consider initial approximate cost estimates including the availability of any regional milling facilities. The Company estimates a budget of five to fifty thousand dollars may be required in initial stages of exploration. We will use Company personnel and local mining staff and engineers as required. Our objective is to determine the potential for a commercial deposit on the property and to take the necessary steps to do so.

Specific tasks identified for the Kelly Adit and Kelly West respective areas of the mine include:

KELLY ADIT

1	Detailed survey of the Kelly Adit including all off-cuts, and mucking out of in-filled tunnels.
2	Systematic sampling of ore-bearing veins to determine lateral and vertical changes in grade
3	Drilling of major veins to identify down-dip extensions of known ore-shoots.
4	Cleaning old mining debris out of the Kelly Adit
5	Development of a surface survey grid to which all points can be tied.
6	Enlargement of the Kelly Adit to 7 ft. height if required.
7	Extraction of 5-7 tons of ore-bearing material for milling and metallurgical testing.
8	Further drilling, mapping, sampling.

KELLY WEST

1	Clearing material out of the shaft to expose the vein
2	Geochemical sampling of vein to determine gold and silver values
3	Geological mapping of shaft to determine trend and dip of vein, and surface drill-hole locations
4	Drilling of vein exposure in the shaft to determine extent and thickness of vein
5	Development of a surface survey grid to which all points can be tied
6	Surface drilling along strike of vein to determine lateral extent, thickness, and depth to the ore-shoot.
7	Systematic sampling across vein, coupled with drilling will define indicated and inferred resources
8	Extraction of 1-5 tons of ore-bearing material for milling, and metallurgical testing

Millennium Silver

1.   Enlargement of the Millennium Silver Adit to 7 ft. height if required.
2.   Geochemical sampling of vein to determine gold and silver values
3.   Geological mapping of adit and open cut to determine trend and dip of vein, and surface drill-hole locations
4.   Development of a surface survey grid to which all points can be tied
6.   Surface drilling along strike of vein to determine lateral extent, thickness, and depth to the ore-shoot.
7.   Systematic sampling across vein, coupled with drilling with a goal  defining any presence of mineralized material
8.   Extraction of 5-10 tons of ore-bearing material for milling, and metallurgical testing

DWS

1.    Enlargement of the DWS Adit to 7 ft. height if required.
2.    Geochemical sampling of vein to determine gold and silver values
3.    Geological mapping of adit to determine trend and dip of vein, and surface drill-hole locations
4.    Development of a surface survey grid to which all points can be tied
5.    Surface drilling along strike of vein to determine lateral extent, thickness, and depth to the ore-shoot.
6.    Systematic sampling across vein, coupled with drilling will define indicated and inferred resources
7.    Extraction of 5-10 tons of ore-bearing material for milling, and metallurgical testing

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On May 2, 2013, the Company made a press release announcing the signature of the Memorandum of Agreement which contemplates a definitive agreement within 180 days.. The text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Memorandum of Understanding dated May 1, 2013

99.1	Press Release dated May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 1, 2013

South American Gold Corp.

By:	/s/ Raymond DeMotte
Name:	Raymond DeMotte
Title:	President and Chief Executive Officer